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                                                                    EXHIBIT 10.6

                               CAMINUS CORPORATION

                       NONSTATUTORY STOCK OPTION AGREEMENT



1.    Grant of Option.

      This agreement evidences the grant by Caminus Corporation, a Delaware corporation (the "Company"), on May 7, 2001 (the "Grant Date") to Joseph P. Dwyer, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein, a total of 160,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at $24.71 per Share. Unless earlier terminated, this option shall expire on May 7, 2011 (the "Final Exercise Date").

      This option is intended as an inducement essential for the Participant to enter into his employment arrangement with the Company. It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      Subject to Sections 3(f) and 7(c), this option will become exercisable ("vest") as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to 75% of the original number of Shares in 36 equal successive monthly installments on the same day of the month as the Grant Date commencing in the 13th month following the Grant Date.

      The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof.

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided herein. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee, officer or
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director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), provided, that, except as provided in paragraph (f) below, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of six months following the date of death or disability of the Participant, by the Participant, provided, that, this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean (i) a willful breach of any of the material obligations the Participant assumed under the Offer Letter from the Company to the Participant, dated April 10, 2001 (the "Offer Letter"), which breach has not been cured following 30 days' written notice, (ii) a conviction of, or plea of nolo contendere to, criminal charges (other than a traffic citation or minor misdemeanor), or (iii) a material violation of the Company's policies, including, by way of example, a violation of the Company's voucher or expense reimbursement rules, the Company's harassment-free workplace or equal employment opportunity policy, or acts of dishonesty toward the Company. The Participant shall be considered to have been discharged for "cause" if the Company reasonably determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

      (f) Termination During First Year of Employment. If the Participant's employment with the Company is terminated within the first year of his employment (a) without cause (as defined above) by the Company or (b) for Good Reason (as defined below) by the Participant, then 25% of the original number of Shares, which originally would vest on the first anniversary of the Grant Date, shall become immediately vested and exercisable in full. "Good Reason" shall mean (i) the Participant chooses not to relocate upon the request of the Company, (ii) a failure by the Company to maintain the Participant in a management position substantially equivalent to that of Chief Financial Officer and Senior Vice President, Finance and Administration, (iii) a material diminution by the Company of the Participant's responsibilities, which change would cause the Participant's position to become one of less responsibility, importance or scope, (iv) a willful failure in bad faith by the Company to pay the Participant's


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compensation when due, or (v) any other material breach of the obligations of the Company under the Offer Letter.


4.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Payment Upon Exercise. Common Stock purchased upon the exercise of this option shall be paid for as follows:

      (a) in cash or by check, payable to the order of the Company;

      (b) by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

      (c) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

      (d) by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

      (e)   by any combination of the above permitted forms of payment.

7.    Adjustments for Changes in Common Stock and Certain Other Events

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number and class of securities and exercise price per share subject to this option shall be appropriately adjusted by the Company (or a substitute option may be made, if applicable) to the extent the Board shall determine, in good faith, that such an


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adjustment (or substitution) is necessary and appropriate. If this Section 7(a)
applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice (including electronic notice) to the Participant provide that any then unexercised portion of this option will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

      (c) Change of Control Event

            (i) Definition. A "Change of Control Event" means the acquisition, directly or indirectly, of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or its original investors (as contemplated by the Company's Limited Liability Company Agreement, dated as of May 12, 1998, as amended), any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

            (ii) Consequence of a Change of Control Event on this Option. Upon a Change of Control Event, any then unvested portion of this option shall become immediately vested and exercisable in full.

8.    Non-Competition

      (a) Non-Competition. As a condition to the grant of this option and the issuance of shares of Common Stock issuable upon exercise of this option (together with this option, "Securities") and as a means reasonably designed to protect the intellectual property, confidential and proprietary information of the Company, as long as the Participant owns Securities, the Participant will not, without the prior written consent of the Company based upon approval from the Board (or any successor entity of the Company), anywhere in the world, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company or any of its affiliates) in the Company Business, including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit his name to be used or employed with any such business. "Company Business" shall mean the business of the Company, including, without limitation, the business of developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services substantially


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related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries.

      (b) Non-Interference. As long as the Participant owns Securities, the Participant shall not, without the prior written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (i) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior twelve (12) months has been, an employee of the Company or its affiliates, whether or not for compensation and whether as an officer, covenantor, consultant, advisor, independent sales representative, independent contractor or participant, or (ii) except as may be appropriate to perform the Participant's employment duties for the Company, contact, solicit, service or otherwise have any dealings related to Company Business with any person or entity with whom the Company or its affiliate has a former, current or prospective business relationship or who is or was at any time during his employment with the Company (including any predecessor or successor entity) a customer or client of the Company or its affiliates, or a prospective customer or client to which the Company or its affiliates has made a written or oral business proposal.

      (c) Effect of Violation. In the event of a violation by the Participant of the provisions of this Section 8, then this option shall be immediately null and void and non-exercisable, and the Company shall have the right, at any time after such event, to repurchase any shares of Common Stock issued in connection with any option exercises ("Option Shares") owned by the Participant for an amount equal to the lesser of (i) the Fair Market Value of the Option Shares repurchased as of the date of such violation, and (ii) the price paid by the Participant for such Option Shares.

9. No Rights To Employment. Nothing contained in this agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee of the Company. The Participant acknowledges and agrees that the vesting of this option pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

10. Severability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, and each other provision of this agreement shall be severable and enforceable to the extent permitted by law.

11. Waiver. Any provision for the benefit of the Company contained in this agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

12. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this agreement.


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13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Pronouns. Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15. Entire Agreement. This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this agreement.

16. Amendment. This agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

17. Governing Law. This agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

18. Acknowledgment and Agreement. The Participant acknowledges and agrees that
(i) Section 4 of the Offer Letter provides for the award of incentive stock options under the Company's 1999 Stock Incentive Plan, as amended (the "1999 Plan"), (ii) this option is a nonstatutory stock option that is not subject to, or awarded under, the 1999 Plan, and (iii) this option satisfies in full any and all of the Company's obligations to award options to the Participant pursuant to
Section 4 of the Offer Letter. The Participant waives any rights to receive the options described in Section 4 of the Offer Letter. The Company acknowledges and agrees that, prior to the first anniversary of the Grant Date, it will register the issuance of the Shares to the Participant on a Registration Statement on Form S-8 (or any successor form thereto).







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      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                    CAMINUS CORPORATION


Dated:    7/12/01                   By: /s/ David M. Stoner
                                        --------------------------------
                                        Name:
                                        Title:



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                            PARTICIPANT'S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

                                    PARTICIPANT:


                                    /s/ Joseph P. Dwyer
                                    -----------------------------------
                                    Print Name:  Joseph P. Dwyer

                                    Address:
                                            ------------------------
                                    --------------------------------



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